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                                                                    EXHIBIT 24.1

                                 POWER OF ATTORNEY
                                 -----------------

          KNOW ALL MEN BY THESE PRESENTS, that and each of the undersigned officers and directors of View Tech, Inc., a California corporation (the "Company"), individually and in their respective capacities indicated below, hereby makes, constitutes and appoints Robert G. Hatfield and William M. McKay, or each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to execute on behalf of the Company, by signing their respective names as acting for the Company, this annual report on Form 10-KSB, including all exhibits thereto and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this annual report on Form 10-KSB has been signed by the following persons in the capacities and on the date indicated.

Dated as of the 20th day of September, 1996.

                                     VIEW TECH, INC.


Attest: /s/ William M. McKay         By: /s/ Robert G. Hatfield
       ---------------------            -----------------------
       Secretary                        Robert G. Hatfield, Chairman and Chief
                                        Executive Officer (Principal Executive
                                        Officer)


 /s/ Robert G. Hatfield
- ------------------------------
Robert G. Hatfield
Chairman, Chief Executive Officer,
and Director


 /s/ William M. McKay
- ------------------------------
William M. McKay
Chief Financial Officer (Principal
Financial and Accounting Officer)


 /s/ John W. Hammon
- ------------------------------
John W. (Bill) Hammon
President, Chief Operating Officer,
and Director


 /s/ Calvin A. Carrera
- ------------------------------
Calvin A. Carrera
Director


 /s/ Robert F. Leduc
- ------------------------------
Robert F. Leduc
Director